UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
________________________________________________

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
HARMONIC INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HARMONIC INC.
SUPPLEMENT TO PROXY STATEMENT FOR THE
2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, JUNE 13, 2017

This proxy statement supplement, dated May 26, 2017 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) of Harmonic Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2017, and relating to the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 13, 2017 at 9:00 a.m., Pacific Time. The Annual Meeting will be a virtual meeting held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HLIT and entering your 16-digit control number located on your proxy card.

Supplemental Disclosure Concerning Proposal Five

The purpose of this Supplement is to clarify that if the stockholders approve Proposal Five, the stockholders also will be approving the material terms of the 1995 Stock Plan (the “1995 Plan”), including, among other things, eligibility requirements for participation in the 1995 Plan, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the number of shares or compensation that could be made to participants pursuant to each type of awards under the plan, and other material terms of the 1995 Plan and awards granted under the 1995 Plan. By approving the material terms of the 1995 Plan, the Company will continue to be permitted (but not required) to grant awards under the 1995 Plan that qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. However, the Company continues to retain the discretion to grant equity awards under the 1995 Plan that do not qualify as “performance-based” compensation within the meaning of Section 162(m). If the stockholders do not approve this proposal, the Company will not be able to grant awards that qualify as “performance-based compensation” within the meaning of Section 162(m), and the compensation payable under the 1995 Plan may not be fully deductible.

Additional Information

Stockholders who have already submitted proxies for the Annual Meeting may revoke them by (1) delivering to the Secretary of the Company, at Harmonic Inc., Attn: Corporate Secretary, 4300 North First Street, San Jose, California 95134, a written notice of revocation or a signed proxy bearing a later date; (2) voting on a later date by telephone or via the Internet; or (3) voting electronically at the Annual Meeting. Proxies that have already been submitted, and which are not subsequently revoked or changed as described above, will be voted at the Annual Meeting as indicated. Detailed information regarding voting procedures can be found in the Proxy Statement.

Except for the additional information with respect to Proposal Five, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement. To the extent that information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement is more current. The Proxy Statement, together with this Supplement, have been filed with the SEC and are also available on our website at https://investor.harmonicinc.com.

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